As filed with the Securities and Exchange Commission on May 10, 2024

Registration No. 333-269190

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Claros Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	47-4074900
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Mack Real Estate Credit Strategies, L.P.

60 Columbus Circle, 20th Floor, New York, NY 10023

Tel: (212) 484-0050

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J.D. Siegel, Esq.

General Counsel

c/o Mack Real Estate Credit Strategies, L.P.

60 Columbus Circle, 20th Floor, New York, NY 10023

Tel: (212) 484-0050

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brent T. Epstein, Esq.

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, CA 90071

Tel: (213) 485-1234

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

Claros Mortgage Trust, Inc. is filing this Post-Effective Amendment No. 1 (the “Amendment”) to its Registration Statement on Form S-3 (Registration No. 333-269190) (the “Registration Statement”) solely for the purpose of amending Exhibit 107, an incorrect version of which was inadvertently filed with the initial filing of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Exhibit 107 and the signature page to the Amendment. The remainder of the Registration Statement, including the prospectus and all other exhibits, is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

Exhibit Number	Description

107	Calculation of Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on May 10, 2024.

CLAROS MORTGAGE TRUST, INC.

By:	/s/ J.D. Siegel
J.D. Siegel
Executive Vice President, General Counsel & Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

* Richard J. Mack	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	May 10, 2024

* J. Michael McGillis	Chief Financial Officer, President and Director (Principal Financial and Accounting Officer)	May 10, 2024

* Derrick D. Cephas	Director	May 10, 2024

* Mary Haggerty	Director	May 10, 2024

* Pamela Liebman	Director	May 10, 2024

* Steven L. Richman	Director	May 10, 2024

* Andrew Silberstein	Director	May 10, 2024

* Vincent Tese	Director	May 10, 2024

* W. Edward Walter III	Director	May 10, 2024

*By:	/s/ J.D. Siegel
J.D. Siegel
Attorney-in-fact